                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                   --------------


                                     FORM 8-K/A

                                 AMENDMENT NO. 1 TO

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 22, 1998
                                                ------------------------------


                                GRUBB & ELLIS COMPANY
------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)




DELAWARE                              1-8122                    94-1424307
------------------------------------------------------------------------------
(State or other jurisdiction         (Commission              (IRS Employer
of incorporation)                    File Number)          Identification No.)




2215 SANDERS ROAD, SUITE 400          NORTHBROOK, IL                    60062
------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code                847.753.7500
                                                  ----------------------------


                                     no change
------------------------------------------------------------------------------
           (Former name or former address, if changed since last report.)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

The undersigned registrant hereby amends the following financial statements, exhibits or other portions of its Current Report on Form 8-K filed on August 6, 1998 as set forth below and in the pages attached hereto:

(a)  Financial statements of business acquired.

Financial statements required to be filed pursuant to Item 7 of Form 8-K, reflecting the acquisition of certain assets of Bishop Hawk, Inc.

(b)  Pro-forma financial information.

Pro forma financial information required to be filed pursuant to Item 7 of Form 8-K, reflecting the acquisition of certain assets of Bishop Hawk, Inc.

(c)  Exhibits.

     (2) PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

The registrant will furnish supplementally to the Commission, upon request, any omitted schedule or exhibit to the listed exhibits.

      2.1 Asset Purchase Agreement by and among Bishop Hawk, Inc., Sopilote Inc., N. Bruce Ashwill and Grubb & Ellis Company dated July 22, 1998 (without exhibits), previously filed with this Report.

      2.2 Promissory Note Issued July 22, 1998 by Grubb & Ellis Company in favor of Bishop Hawk, Inc. in the amount of $1,449,800, previously filed with this Report.

      2.3 Promissory Note Issued July 22, 1998 by Grubb & Ellis Company in favor of Bishop Hawk, Inc. in the amount of $1,084,020, previously filed with this Report.

      2.4 Press Release of Grubb & Ellis Company dated July 22, 1998, previously filed with this Report.

  (23) CONSENTS OF EXPERTS AND COUNSEL

     23.1 Consent of Ernst & Young LLP

                                     SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                GRUBB & ELLIS COMPANY
                                               ------------------------
                                               (Registrant)


Date:  October 5, 1998                  By: /s/ Robert J. Walner
                                           ------------------------
                                                Robert J. Walner
                                                Senior Vice President and
                                                  General Counsel

ITEM 7.(a)     FINANCIAL STATEMENTS OF BISHOP HAWK, INC.

                           REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Grubb & Ellis Company

The Board of Directors and Shareholder
Bishop Hawk, Inc.

We have audited the accompanying balance sheet of Bishop Hawk, Inc. (a wholly-owned subsidiary of Sopilote, Inc.) as of November 30, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bishop Hawk, Inc. at November 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                     /s/ ERNST & YOUNG LLP



Chicago, Illinois
August 21, 1998

                                  BISHOP HAWK, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SOPILOTE, INC.)

                                   BALANCE SHEETS

                         (in thousands, except share data)

                                                              MAY 31,       NOVEMBER 30,
                                                                1998            1997
                                                             -----------    ------------
                                                             (UNAUDITED)
ASSETS
Current assets:
      Cash                                                     $   89         $  935
      Commissions receivable                                      199            527
      Advances to brokers                                         309            160
      Prepaid expenses and other current assets                    20             23
                                                              -------        -------
Total current assets                                              617          1,645

Equipment and leasehold improvements, net                         239            187

Notes receivable:

      Related parties                                           4,241          4,240
      Other                                                        13             13
                                                              -------        -------
                                                               $5,110         $6,085
                                                              -------        -------
                                                              -------        -------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
      Commissions payable                                        $218         $1,149
      Accounts payable                                            159            128
      Compensation and employee benefits payable                   21             93
      Current portion of capitalized lease obligations             42             41
                                                              -------        -------
Total current liabilities                                         440          1,411

Long-term portion of capitalized lease obligations                 49             40

Shareholder's equity:
      Common stock, no par value; 100,000 shares
        authorized, issued and outstanding                      3,033          2,765
      Retained earnings                                         1,588          1,869
                                                              -------        -------
Total shareholder's equity                                      4,621          4,634
                                                              -------        -------
                                                               $5,110         $6,085
                                                              -------        -------
                                                              -------        -------

SEE ACCOMPANYING NOTES.

                                  BISHOP HAWK, INC.
                    (A WHOLLY-OWNED SUBSIDIARY OF SOPILOTE, INC.)

                      STATEMENTS OF INCOME AND RETAINED EARNINGS

                        (in thousands, except per share data)


                                                                                      YEAR ENDED
                                                      SIX MONTHS ENDED MAY 31,       NOVEMBER 30,
                                                      ------------------------
                                                       1998          1997                1997
                                                      ------------------------      --------------
                                                          (UNAUDITED)
    Transaction service commission revenues           $6,653         $6,143            $14,811

    Costs and expenses:
      Transaction service commissions                  4,389          4,010              9,925
      Compensation and employee benefits                 539            596              1,265
      Selling, general and administrative              1,043            837              1,669
      Depreciation                                        25              3                 45
                                                      ------         ------            -------
                                                       5,996          5,446             12,904
                                                      ------         ------            -------
    Income from operations                               657            697              1,907

    Other income (expense):
      Interest income                                      4              1                  6
      Interest expense                                    (8)           (33)               (30)
                                                      ------         ------            -------
    Income before income taxes                           653            665              1,883
    Income taxes                                         268            273                766
                                                      ------         ------            -------
    Net income                                           385            392              1,117
    Retained earnings, beginning of period             1,869          2,276              2,276
    Cash dividends paid to Sopilote, Inc.               (666)          (533)            (1,524)
                                                      ------         ------            -------

    Retained earnings, end of period                  $1,588         $2,135             $1,869
                                                      ------         ------            -------
                                                      ------         ------            -------
    Basic and diluted earnings per share               $3.85          $3.92             $11.17
                                                      ------         ------            -------
                                                      ------         ------            -------
    Dividends per share                                $6.66          $5.33             $15.24
                                                      ------         ------            -------
                                                      ------         ------            -------

SEE ACCOMPANYING NOTES.

                                  BISHOP HAWK, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SOPILOTE, INC.)

                              STATEMENTS OF CASH FLOWS
                                   (in thousands)


                                                                                        YEAR ENDED
                                                          SIX MONTHS ENDED MAY 31,      NOVEMBER 30,
                                                          -----------------------
                                                              1998       1997              1997
                                                          ------------------------      ------------
                                                               (UNAUDITED)
Cash flows from operating activities:
Net income                                                        $ 385      $ 392            $ 1,117
Adjustments to reconcile net income to net
   cash provided by (used in) operating activities:
      Depreciation                                                   25          3                 45
      Intercompany charge from Sopilote, Inc.
            in lieu of income taxes                                 268        273                766
      Net changes in:
           Advances to brokers                                     (149)       (24)               (51)
           Prepaid expenses and other current assets                  3         23                 19
           Commissions receivable                                   328         49                645
           Commissions payable                                     (931)      (348)              (350)
           Accounts payable                                          31         15                  8
           Compensation and employee benefits
             payable                                                (72)       (44)                29
                                                                   ------      -----             ------
Net cash (used in) provided by operating
      activities                                                   (112)       339              2,228
                                                                   ------      -----             ------
Cash flows from investing activities:
      Capital expenditures for equipment and
        leasehold improvements                                      (39)       (31)               (45)
      Principal additions to notes receivable from
        related parties                                              (1)        (3)               (36)
      Principal additions to other note receivable                     -       (13)               (13)
                                                                   ------      -----             ------
Cash used in investing activities                                   (40)       (47)               (94)
                                                                   ------      -----             ------
Cash flows from financing activities:
      Principal payments on capitalized lease
        obligations                                                 (28)       (34)               (50)
      Cash dividends paid to Sopilote, Inc.                        (666)      (533)            (1,524)
                                                                   ------      -----             ------
Cash used in financing activities                                  (694)      (567)            (1,574)
                                                                   ------      -----             ------
Net (decrease) increase in cash                                    (846)      (275)               560
Cash, beginning of period                                           935        375                375
                                                                   ------      -----             ------
Cash, end of period                                               $  89      $ 100            $   935
                                                                   ------      -----             ------
                                                                   ------      -----             ------

SEE ACCOMPANYING NOTES.

                                  BISHOP HAWK, INC.
                   (A WHOLLY-OWNED SUBSIDIARY OF SOPILOTE, INC.)

                           NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Bishop Hawk, Inc. (the "Company") was incorporated in the State of California on May 8, 1981 and is a wholly-owned subsidiary of Sopilote, Inc. The Company is a commercial real estate brokerage firm that provides services to real estate owners/investors and tenants, including transaction services involving leasing, acquisitions and dispositions of industrial and commercial properties principally in the Northern California area.

SALE OF CERTAIN ASSETS

On July 22, 1998, the Company, Sopilote, Inc. and its sole shareholder consummated an agreement to sell certain assets of the Company (which consist principally of real estate services contracts, fixtures and equipment, commissions receivable, proprietary rights relating to the business and other personal property) to Grubb & Ellis Company ("G&E"). The parties also entered into a non-competition agreement whereby the sellers agreed not to compete with G&E for a three-year period.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The unaudited interim financial statements as of May 31, 1998 and for the six months ended May 31, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included in the accompanying unaudited interim financial statements. Operating results for the six months ended May 31, 1998 are not necessarily indicative of the results that may be expected for the year ending November 30, 1998.

EARNINGS PER SHARE - BASIC AND DILUTED

Earnings per share is based upon 100,000 shares outstanding during the respective period. There are no dilutive instruments outstanding.

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF PRESENTATION

The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheets. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Management believes that the carrying amounts of the Company's financial instruments, which include receivables and capitalized lease obligations, approximate their fair values.

TRANSACTION SERVICE COMMISSION REVENUE AND EXPENSE RECOGNITION

Real estate sales commissions are recognized at the earlier of receipt of payment, close of escrow or transfer of title between buyer and seller. Receipt of payment occurs at the point at which all Company services have been performed, title to real property has passed from seller to buyer, if applicable, and no contingencies exist with respect to entitlement to the payment. Real estate leasing commissions are recognized at the earlier of receipt of payment or tenant occupancy, assuming a lease agreement has been executed and no contingencies exist.

Real estate transaction commission expenses are recognized concurrently with the related revenues, as described above.

CONCENTRATIONS OF CREDIT RISK

A geographic concentration of commissions receivable exists as of November 30, 1997 because all such receivables are from various Northern California real estate owners/investors. The Company performs ongoing credit evaluations of its clients, brokers and other debtors and does not require collateral for the majority of its receivables. As of November 30, 1997, management believes that no loss allowances for commissions receivable, advances to brokers or notes receivable are required.

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets or the lease term, whichever is less. The estimated useful lives are as follows:



     Office furniture and equipment          5 to 10 years
     Automobiles                             5 years
     Leasehold improvements                  7 to 10 years

INCOME TAXES

The Company files consolidated federal and California income tax returns with Sopilote, Inc. Pursuant to an informal tax sharing arrangement with Sopilote, Inc., the Company records income taxes as if the Company was a separate taxpayer. However, to the extent Sopilote does not require the Company to actually pay income taxes, current taxes payable have been reflected as deemed capital contributions in the accompanying financial statements.

During the year ended November 30, 1997, the Company made no payments to Sopilote, Inc. for income taxes.

2. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following (in thousands):


                                        MAY 31,      NOVEMBER 30,
                                         1998           1997
                                      ---------      ------------
                                     (UNAUDITED)
     Office furniture and equipment   $   286        $   224
     Automobiles                           35             35
     Leasehold improvements               144            129
                                      -------        -------
                                          465            388
     Less accumulated depreciation        226            201
                                      -------        -------
                                      $   239        $   187
                                      -------        -------
                                      -------        -------


3. NOTES RECEIVABLE FROM RELATED PARTIES

As of November 30, 1997, notes receivable from related parties consist of various unsecured, noninterest-bearing notes receivable from Sopilote, Inc. and the Company's President which are payable on demand.

4. COMMITMENTS AND CONTINGENCIES

LEASING ARRANGEMENTS

The Company leases various office buildings, equipment and leasehold improvements. The leases expire at various times between December 1998 and December 2002 and certain of the agreements contain rent escalation provisions and renewal options. These leases are classified as either capital leases or operating leases based on the terms of the respective agreements. The lessor in one such operating lease agreement (the "Related Party Lease") involving an office building in Sacramento, California is an entity controlled by the sole shareholder of Sopilote, Inc. The Related Party Lease requires monthly rental payments of $13,000 (subject to certain escalation provisions) through December 2002.

Future minimum payments, by fiscal year, under capital leases and noncancellable operating leases with terms of one year or more consist of the following as of November 30, 1997 (in thousands):


                                                      CAPITAL      OPERATING
                                                      LEASES        LEASES
                                                     --------       -------
     1998                                            $    52        $   394
     1999                                                 36            268
     2000                                                  6            196
     2001                                                  4            187
     2002                                                  -            165
     Thereafter                                            -             13
                                                     --------       -------
     Total minimum lease payments                         98         $1,223
                                                                    -------
                                                                    -------
     Less amount representing interest
       (at imputed rates ranging from
       16% to 30%)                                        17
                                                    --------
          Present value of net minimum lease
           payments (including $41 classified
           as current)                               $    81
                                                    --------
                                                    --------


During the year ended November 30, 1997, the Company made imputed interest payments aggregating $30,000.

Total rental expense charged to operations as a result of all operating leases was $359,000 during the year ended November 30, 1997. Rental expense associated with the Related Party Lease amounted to $160,000 during the year ended November 30, 1997.

The following amounts are included in equipment and leasehold improvements as assets recorded under capital leases as of November 30, 1997 (in thousands):


     Office furniture and equipment
     Leasehold improvements                              $52
                                                         104
                                                    --------
                                                         156
     Less accumulated depreciation                       (49)
                                                    --------
                                                        $107
                                                    --------
                                                    --------

Depreciation expense charged to operations pursuant to equipment and leasehold improvements recorded under capital leases was $21,000 during the year ended November 30, 1997.

LITIGATION

The Company is involved in certain litigation, as both plaintiff and defendant, arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, these matters will be resolved without a material adverse effect on the Company's financial position or results of operations.

5. INCOME TAXES

There are no significant temporary differences between the financial reporting and income tax bases of the Company's assets and liabilities.

The intercompany charge from Sopilote, Inc. in lieu of income taxes for the year ended November 30, 1997 consists of the following components (in thousands):


         Current:
          Federal                                       $594
          State                                          172
                                                       -----
                                                        $766
                                                       -----
                                                       -----

The intercompany charge from Sopilote, Inc. in lieu of income taxes for the year ended November 30, 1997 differs from the amount computed by applying the applicable statutory federal income tax rate to income before income taxes as follows:


          Tax at statutory federal rate                 34.0%
          State taxes, net of federal benefit            6.1
          Other                                          0.6
                                                       -----
          Effective income tax rate                     40.7%
                                                       -----
                                                       -----

6. YEAR 2000 ISSUE (UNAUDITED)

The Company intended to make certain minor modifications (at an estimated cost of approximately $2,000 to $5,000) to various operating software programs, so that its computer systems would function properly with respect to dates in the Year 2000 and thereafter. Due to the sale of the Company to G&E on July 22, 1998 (Note 1), such modifications have been postponed.

If the required Year 2000 modifications to the Company's existing operating software programs are not made or conversion to a computer system of G&E is not completed in a timely manner, the Year 2000 issue could materially affect the Company's operations.

ITEM 7.(b)     PRO FORMA FINANCIAL INFORMATION.


                               GRUBB & ELLIS COMPANY
                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                   JUNE 30, 1998

                                    (UNAUDITED)



This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if Grubb & Ellis Company ("G&E") entered into the Asset Purchase Agreement with Bishop Hawk, Inc., Sopilote Inc. and N. Bruce Ashwill on June 30, 1998. The pro forma financial information contained herein is not necessarily indicative of what the actual financial position would have been at June 30, 1998, nor does it purport to represent the future financial position of G&E.

                               GRUBB & ELLIS COMPANY
                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                   JUNE 30, 1998

                                   (IN THOUSANDS)
                                     (UNAUDITED)

                                                                                Pro Forma
                                                                 Historical   Adjustments (1)     Pro Forma
                                                                 ----------   ---------------     ---------
Current assets:
  Cash and cash equivalents                                       $  14,251      $  (8,677)     $   5,574
  Service fees receivable, net                                        8,006            --           8,006
  Deferred taxes and other assets                                    11,092            --          11,092
                                                                  ---------      ---------      ---------
     Total current assets                                            33,349         (8,677)        24,672

Noncurrent assets:
  Equipment, software and leasehold improvements, net                13,152             25         13,177
  Goodwill, net                                                      10,578         11,186         21,764
  Deferred taxes and other assets                                     6,439            --           6,439
                                                                  ---------      ---------      ---------
     Total assets                                                  $ 63,518       $  2,534       $ 66,052
                                                                  ---------      ---------      ---------
                                                                  ---------      ---------      ---------
Current liabilities:
  Accounts payable and other accrued expenses                      $  7,772       $    --        $  7,772
  Acquisition indebtedness                                            2,807          1,440          4,247
  Compensation and employee benefits payable                          6,948            --           6,948
                                                                  ---------      ---------      ---------
     Total current liabilities                                       17,527          1,440         18,967

Long-term liabilities:
  Accrued claims and settlements and other liabilities               10,577            --          10,577
  Acquisition indebtedness                                              --           1,094          1,094
                                                                  ---------      ---------      ---------
     Total liabilities                                               28,104          2,534         30,638
                                                                  ---------      ---------      ---------
Stockholders' equity:
  Common stock                                                          198           --              198
  Additional paid-in-capital                                        111,562           --          111,562
  Retained earnings (deficit)                                       (76,346)          --          (76,346)
                                                                  ---------      ---------      ---------
     Total stockholders' equity                                      35,414           --           35,414
                                                                  ---------      ---------      ---------

      Total liabilities and stockholders' equity                   $ 63,518       $  2,534       $ 66,052
                                                                  ---------      ---------      ---------
                                                                  ---------      ---------      ---------

(1) These adjustments record the asset purchase, inclusive of capitalized direct costs and seller financing provided pursuant to terms of the purchase. The adjustments also assume that the portion of the purchase price which was funded with $3.5 million of borrowings from G&E's credit facility (and was repaid within 30 days of the acquisition date) was instead funded from G&E's working capital reserves.

                                GRUBB & ELLIS COMPANY
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                           FOR THE YEAR ENDED JUNE 30, 1998

                          (IN THOUSANDS, EXCEPT SHARE DATA)

                                     (UNAUDITED)



This Pro Forma Condensed Consolidated Statement of Operations is presented as if G&E had entered into the Asset Purchase Agreement on July 1, 1997. The pro forma information contained herein does not purport to be indicative of the results that would have been obtained had these events occurred on such date, nor is it intended to be a projection of future results of G&E.

The fiscal year of Bishop Hawk, Inc. ends on November 30 as compared to G&E's fiscal year which ends on June 30. Therefore, pro forma operations of Bishop Hawk, Inc. for the year ended June 30, 1998 are calculated from the financial statements included in this Form 8-K using operations for the year ended November 30, 1997, adding the operations from the six months ended May 31, 1998 and deducting the operations from the six months ended May 31, 1997.

                               GRUBB & ELLIS COMPANY
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED JUNE 30, 1998

                         (IN THOUSANDS, EXCEPT SHARE DATA)
                                     (UNAUDITED)

                                                                    Pro Forma
                                                    Historical     Adjustments    Pro Forma
                                                    ----------     -----------    ---------
Revenue:
  Transaction services fees                         $247,040      $15,321 (1)   $262,361
  Management services fees                            35,794            -         35,794
                                                    --------     -----------    ---------
     Total revenue                                   282,834       15,321        298,155
                                                    --------     -----------    ---------
Costs and expenses:
  Transaction services commissions                   140,457       10,304 (1)    150,761
  Salaries and wages                                  70,680        1,208 (1)     71,888
  Selling, general and administrative                 53,816        1,875 (1)     55,691
  Other expenses, net                                  2,432        1,001 (2)      3,433
                                                    --------     -----------    ---------
     Total costs and expenses                        267,385       14,388        281,773
                                                    --------     -----------    ---------
       Income before income taxes                     15,449          933         16,382

Net benefit (provision) for income taxes               6,057         (364)         5,693
                                                    --------     -----------    ---------

       Net income                                    $21,506         $569(3)     $22,075
                                                    --------     -----------    --------
                                                    --------     -----------    --------
Basic -

  Net income per common share                          $1.10                       $1.13
                                                    --------                    --------
                                                    --------                    --------

  Weighted average common shares
       outstanding                                19,607,352                  19,607,352
                                                  ----------                  ----------
                                                  ----------                  ----------
Diluted -

  Net income per common share                           $.98                       $1.00
                                                  ----------                   ----------
                                                  ----------                   ----------
  Weighted average common shares
       outstanding                                22,043,920                   22,043,920
                                                  ----------                   ----------
                                                  ----------                   ----------

(1) This adjustment reflects historical operations of Bishop Hawk, Inc., for the fiscal year ended June 30, 1998, excluding depreciation and other net expenses of $63,000 and income taxes of $761,000.

(2) This adjustment represents $594,000 of annual amortization expense of goodwill related to the purchase and $232,000 of interest expense related
     to seller financing incurred in acquiring the assets.   An adjustment has
     also been recorded to decrease historical interest income by $175,000, reflecting the utilization of working capital reserves to fund the acquisition.

(3) G&E also estimates that it will incur non-recurring costs totaling approximately $305,000 (net of taxes) related to the integration of this acquisition in fiscal year 1999. These non-recurring costs have not been reflected in the above pro forma results of operations.

                                  EXHIBIT INDEX(A)


Exhibit
Number
------

 (23)     CONSENTS OF EXPERTS AND COUNSEL

 23.1     Consent of Ernst & Young LLP









(A)  Exhibits incorporated by reference are listed in Item 7 of this Report.